THE CHINA FUND, INC. (CHN)
The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US $38.03
Market price	US $32.23
Premium/(discount)		(15.25%)
Fund size	US$	690.3	m
Source: State Street Corporation

At 31 January 2008	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	(15.0)	(15.8)
Year to date	(15.0)	(15.8)
One year	48.5	18.6
Three years %pa	35.2	22.7
Past performance is not a guide to future returns.
Source: State Street Corporation. NAV-NAV performance.

*Source for index data: MSCI.
MANAGER’S COMMENTARY
Martin Currie acts as portfolio manager of The China Fund, Inc. (“Fund”). This commentary is the opinion of Martin Currie Inc.
Thirty-six years ago, in the Year of the Rat and during the New Year Festival (‘Tet’), a surprise offensive by the North Vietnamese army and Viet Cong undermined the American public’s confidence about the course of the Vietnam War. The assault on credit markets has similarly undercut some long-cherished beliefs. De-coupling is one of them. In January, our best-performing market was Taiwan, which ‘only’ fell by 11.6%, and this despite a landslide victory for the business-friendly, China-friendly Kuomintang. As the Chinese government struggled to cope with surging domestic inflation, exacerbated by terrible winter weather, while simultaneously facing the prospect of a global economic slowdown, the worst markets were A-shares (down 15.3%) and H shares (down 21.9%).
The panicky imposition of Stalinist-style price controls was not reassuring; during January, your managers had lunch with the owner of a flourmill who had been informed on 31 December that, as of 1 January, flour would no longer be exported. Exports represent 40% of his sales; the effect on the domestic flour price has been predictable. The Hang Seng index, the Hong Kong property component of which might have been expected to benefit from the Fed’s 125-basis-point rates cut, fell by 15.6%, as the increased weighting of Chinese banks proved something of a Trojan horse and fond hopes of a ‘through train’ officially allowing Chinese individuals to invest in Hong Kong were abandoned.
The Fund lost 15.0%, which we hope does not disappoint you too much in light of the meltdown described above. Holding some cash ahead of the dividend payment on 25 January was beneficial. The fund’s positions in smaller companies held up relatively well, Chinese small-caps having been in a bear market already since last August and Taiwanese stocks since 1999 (admittedly, a slight exaggeration ...).
Looking ahead, we are investing to the scenario in which Chinese inflation peaks at over 8% in January/February and the government is forced, grudgingly, to raise deposit rates one last time. By March, food inflation should fall and the global slowdown will be taking its toll on hard commodity prices. This will allow the government to ease its tightening policy (around the time of the National People’s Congress). Meanwhile, the supply of equity will be drastically reduced (US$65 billion was raised in the Shanghai and Shenzhen markets in 2007, more than in the US), another round of ‘qualified foreign investor’ quota, allowing foreign portfolio capital in, will be allotted and the ‘qualified domestic investor’ quota, allowing Chinese money out, will be restricted. By the end of March, Ma Ying-jeou should be the president-elect in Taiwan, and the US slowdown will be seen to be not as completely disastrous for Taiwan’s exporters as currently thought. We just need to watch out for the Viet Cong ...

INVESTMENT STRATEGY
The Fund is 96.5% invested with holdings in 74 companies. Of the portfolio, 37.4% is invested in Hong Kong (mostly management-owned companies), 31.8% in Taiwan and 12.3% in the A-share market.
During the month we gritted our teeth and sold one of the fund’s best performers, the department-store operator Parkson. We like to run winners, especially considering the tax and distribution rules for funds listed on the New York Stock Exchange, and Parkson is a well-managed company with exposure to growing domestic consumption. But on over 50 times 2007 earnings, the stock looks pricey when we can buy many good companies on single-digit price-earnings ratios. We also liquidated our holding in the fabric maker Fountain Set, which reported a ‘dramatic downturn’ in US orders after Christmas. We still recorded a profit, but would have had a large one to distribute if we hadn’t worried about tax last year. One holding in Taiwan, Data Systems, was privatised, which reflects the depressed market there. On the buy side, we took the opportunity of the sell-off to add to holdings in Shandong Weigao, a manufacturer of medical devices in which Medtronics has just taken a stake, and Hongxing, a sportswear retailer strong in China’s second-tier cities.
We recently attended a board meeting of one of the Fund’s small unlisted holdings. Hand Enterprise Solutions, which adapts Oracle and SAP software to the requirements of local customers, achieved 33% sales growth and 90% earnings growth in 2007 and targets earnings growth of 44% in 2008. The company is bringing the ultimate holding vehicle onshore to allow a local listing by 2010, a testament to the development of the local market. The main concern voiced by management is the cost of training and retaining talent; wages are rising at 13% to 15% per annum and the company plans to introduce an option plan.
Chris Ruffle, Martin Currie Inc*

* Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

31 JANUARY 2008
FUND DETAILS

Market cap	US$585. 10m
Shares outstanding	18,153,741
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc

Source: State Street Corporation.
ASSET ALLOCATION
Source: State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Consumer discretionary	17.8%	5.5%
Industrials	16.6%	10.4%
Financials	14.5%	32.7%
Consumer staples	11.1%	1.3%
Energy	10.4%	9.1%
Healthcare	9.8%	—
Information technology	6.3%	18.8%
Materials	6.1%	6.8%
Utilities	2.6%	3.8%
Telecommunications	1.3%	11.6%
Other assets & liabilities	3.5%	—
Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	(15.0)	(15.2)
Year to date	(15.0)	(15.2)
Three years %pa	35.2	20.1
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (2.8%)

China Silicon	Information technology	1.0%
Highlight Tech	Industrials	0.9%
Wuxi Paiho	Industrials	0.5%
Sino-Twinwood	Information technology	0.4%
teco Optronics	Information technology	—
15 LARGEST LISTED INVESTMENTS (36.5%)

Chaoda Modern Agriculture	Consumer staples	3.9%
Far Eastern Department Stores	Consumer discretionary	3.5%
Daqin Railway	Industrials	2.9%
Yunata Financial	Financials	2.9%
Xinao Gas	Utilities	2.6%
China Shenhua Energy	Energy	2.5%
Uni-President Enterprises	Consumer staples	2.5%
China Petroleum & Chemical	Energy	2.2%
Golden Meditech	Healthcare	2.1%
China Development Financial	Financials	2.0%
Cathay Financial	Financials	2.0%
Synnex Technology	Consumer discretionary	1.9%
China Oilfield Services	Energy	1.9%
Fubon Financial	Financials	1.8%
Mindray Medical International	Healthcare	1.8%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	(15.0)	(15.1)	(15.0)	48.5	35.2	34.1	13.3
MSCI Golden Dragon	(15.8)	(26.4)	(15.8)	18.6	22.7	23.5	n/a
Hang Seng Chinese Enterprise	(22.6)	(38.2)	(22.6)	30.2	38.3	42.0	n/a
Shanghai Stock Exchange 180	(13.6)	(17.0)	(13.6)	100.2	73.5	33.3	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2008 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 January 2008.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 January 2008.
10 YEAR DIVIDEND HISTORY CHART
Past performance is not a guide to future returns.
Source: State Street Corporation.

31 JANUARY 2008

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					22.6%
Chaoda Modern Agriculture	682 HK	HK $7.9	26,737,998	27,161,017	3.9%
Xinao Gas	2688 HK	HK$15.0	9,286,000	17,865,365	2.6%
Golden Meditech	8180 HK	HK $3.2	35,040,000	14,201,792	2.1%
Shangri-La Asia	0069 HK	HK$23.0	4,141,555	12,217,525	1.8%
Huabao International	336 HK	HK $7.1	12,790,000	11,614,373	1.7%
Natural Beauty Bio-Technology	157 HK	HK $2.3	32,780,000	9,754,138	1.4%
TPV Technology	903 HK	HK $4.9	12,728,000	8,097,180	1.2%
Ports Design	589 HK	HK$22.5	2,678,500	7,729,762	1.1%
Intime Department Store Group	1833 HK	HK $6.8	8,778,000	7,712,197	1.1%
China Shineway Pharmaceutical	2877 HK	HK $5.3	11,184,000	7,660,028	1.1%
Tianjin Development	0882 HK	HK $7.0	8,440,000	7,534,313	1.1%
SPG Land	1688 HK	HK $4.8	9,868,000	6,049,911	0.9%
China Travel International	0308 HK	HK $4.2	10,982,000	5,873,669	0.8%
Yorkey Optical International	2788 HK	HK $1.6	16,374,000	3,402,215	0.5%
Chinasoft International	8216 HK	HK $1.3	19,230,000	3,280,371	0.5%
China Rare Earth	769 HK	HK $1.5	15,254,000	2,895,592	0.4%
Fountain Set	420 HK	HK $1.6	11,210,000	2,228,585	0.3%
Ocean Grand Chemicals	2882 HK	HK $0.3	17,379,000	691,001	0.1%
Arcontech	8097 HK	—	18,386,000	—	—

China ‘B’ shares					1.4%
Shanghai Lujiazui Finance	900932 SHA	US $1.9	5,130,689	9,753,440	1.4%

Singapore					4.8%
Yangzijiang Shipbuilding	YZJ SP	SG $1.3	9,546,000	8,490,425	1.2%
China Fishery Group	CFG SP	SG $1.7	6,068,000	7,367,352	1.1%
China Hongxing Sports	CHHS SP	SG $0.6	16,493,000	7,159,987	1.1%
Hsu Fu Chi International	HFCI SP	SG $1.0	8,409,000	6,173,268	0.9%
CDW	CDW SP	SG $0.1	60,000,000	3,600,042	0.5%

Hong Kong ‘H’ shares					14.8%
China Shenhua Energy	1088 HK	HK$40.0	3,435,000	17,622,954	2.5%
China Petroleum & Chemical	386 HK	HK $8.2	14,120,000	14,868,591	2.2%
China Oilfield Services	2883 HK	HK$14.2	7,132,000	13,026,066	1.9%
Zijin Mining	2899 HK	HK $9.2	10,408,000	12,321,425	1.8%
Wumart Stores	995 HK	HK $5.3	15,126,000	10,262,939	1.5%
Zhejiang Expressway	576 HK	HK $8.2	8,664,000	9,045,546	1.3%
ZTE Corp	763 HK	HK$43.2	1,597,400	8,809,963	1.3%
Shandong Weigao Group	8199 HK	HK$13.2	4,960,000	8,372,006	1.2%
China Railway Group	390 HK	HK $8.5	7,302,000	7,932,630	1.1%

Taiwan					31.8%
Far Eastern Department Stores	2903 TT	NT$44.5	17,630,080	24,391,064	3.5%
Yuanta Financial	2885 TT	HK$24.2	26,413,545	19,872,774	2.9%
Uni-President Enterprises	1216 TT	NT$39.1	14,137,220	17,163,328	2.5%
China Development Financial	2883 TT	NT$12.3	36,871,940	14,042,632	2.0%
Cathay Financial	2882 TT	NT$75.6	5,708,370	13,416,844	2.0%
Synnex Technology	2347 TT	NT$65.2	6,536,050	13,248,887	1.9%
Fubon Financial	2881 TT	NT$32.0	12,603,000	12,538,349	1.8%
China Metal Products	1532 TT	NT$45.9	8,392,675	11,963,443	1.7%
Powertech Technology	6239 TT	NT$93.0	3,581,100	10,354,183	1.5%
Tripod Technology	3044 TT	NT$94.8	3,163,083	9,322,564	1.3%
Lien Hwa Industrial	1229 TT	NT$18.4	15,161,855	8,673,345	1.3%
Ruentex Development	9945 TT	NT$29.1	9,477,000	8,573,938	1.2%
Merry Electronics	2439 TT	NT$73.7	3,584,340	8,212,836	1.2%
Taiwan Secom	9917 TT	NT$51.0	4,738,000	7,512,451	1.1%
Wah Lee Industrial	3010 TT	NT$54.0	3,998,856	6,713,453	1.0%
HannStar Display	6116 TT	NT$11.8	17,900,000	6,538,940	0.9%
Formosa Petrochemical	6505 TT	NT$74.5	2,658,000	6,156,412	0.9%
FamilyMart	5903 TT	NT$50.1	3,557,652	5,541,376	0.8%
China Synthetic Rubber	2104 TT	NT$30.6	5,294,000	5,036,419	0.7%
Yieh United Steel	9957 TT	NT$11.1	11,379,600	3,927,050	0.6%
Efun Technology	3523 TT	NT$96.0	1,303,100	3,889,246	0.6%
Wintek Corp	2384 TT	NT$26.7	3,148,000	2,608,245	0.4%

Unitied Kingdom					1.3%
China Medical System Holdings	CMSH LN	£1.3	3,623,188	9,190,402	1.3%

United States					4.7%
Mindray Medical International	MR US	US $34.1	367,000	12,514,700	1.8%
Far East Energy	FEEC US	US $0.7	11,111,111	7,444,444	1.1%
The9	CMED US	US $18.2	356,200	6,465,030	1.0%
WuXi PharmaTech Cayman	WX US	HK $25.2	230,689	5,811,056	0.8%

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Equity linked securities (‘A’ shares)					12.3%
Daqin Railway		US $2.9	6,907,000	20,002,672	2.9%
Shanghai Zhenhua Port Machinery		US $2.8	4,462,752	12,379,674	1.8%
Qinghai Salt Lake Potash		US $12.5	887,909	11,127,275	1.6%
China Yangtze Power		US $2.4	4,169,077	9,834,853	1.4%
Shanghai Tunnel Engineering		US $2.1	4,439,247	9,113,774	1.3%
Finance Street		US $3.6	2,382,259	8,459,402	1.2%
Shanghai International Airport		US $4.6	1,816,700	8,407,688	1.2%
Shanghai International Port		US $1.0	5,499,923	5,714,420	0.9%

Direct					2.8%
China Silicon		US $238.0	27,418	6,525,484	1.0%
Highlight Tech		US $1.8	3,366,893	5,999,998	0.9%
Wuxi Paiho		US $4.2	876,190	3,679,998	0.5%
Sino-Twinwood		US $6.1	500,000	3,050,000	0.4%
teco Optronics		—	1,861,710	—	—

Other assets & liabilities				24,126,198	3.5%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

è	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

è	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Although Martin Currie complies with the Global Investment Performance Standards (GIPS), the fund returns used in this document are calculated on the net asset value and therefore fall outside the scope of the GIPS standards.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.